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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF U.S. CAN CORPORATION
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Name                                     Place Of Organization          Trade Name
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
United States Can Company                State Of Delaware, U.S.A.       U.S. Can
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U.S.C. Europe N.V.                       Netherlands Antilles            N/A
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U.S.C. Europe Netherlands B.V.           Netherlands                     N/A
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NOTE:  U.S.C. Europe Netherlands B.V. has nine foreign subsidiaries engaged in metal can manufacturing in Europe, and also owns 36.5% of Formametal S.A., an
Argentine metal can manufacturer.